SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 15, 2010

Spur Ranch, Inc.
(formerly known as
New Green Technologies, Inc.)
(Exact name of registrant as specified in its charter)

Florida	000-29743	88-0409143
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

500 N. Capital of Texas Highway
Bldg. 3, Suite 100
Austin, Texas 78746
(Address of principal executive office)

Issuer's telephone number:  512-355-1077

Section 3  Securities and Trading Markets

Section 3.02  Unregistered Sales of Equity Securities

On October 15, 2010, Spur Ranch issued 150,000 shares of restricted common stock to China Mezzanine, Inc., as consideration for a loan of $45,000 from China Mezzanine, Inc., to the Company.  The loan bears interest at 18% per annum and is due May 15, 2011.  China Mezzanine, Inc., is an interim lender which is owned by Messrs. W. Andrew Stack and Jeremy Stobie, two officers of the Company.

The shares of stock issued in connection with the loan were issued pursuant to the registration exemption contained in Section 4(2) of the Securities Act of 1933 and constitute restricted securities under Rule 144 of the Securities and Exchange Commission.

After issuance of the stock in the loan transaction, a total of 12,992,216 shares of common stock of the Company were issued and outstanding.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2010	Spur Ranch, Inc. /s/ Andrew Stack
Andrew Stack, Chief Executive Officer